Release:     January 23, 2019

CP reports record fourth-quarter; sustainable, profitable growth continues into 2019
Calgary, AB - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its fourth-quarter results, including revenues of $2.0 billion, an operating ratio of 56.5 percent and record operating income of $874 million(1). Fourth-quarter diluted earnings per share ("EPS") decreased 43 percent to $3.83 from $6.77, however, adjusted diluted EPS rose 41 percent to a new quarterly record of $4.55 from $3.22 a year ago.

FOURTH-QUARTER 2018 RESULTS

•	Revenues increased 17 percent to $2.0 billion, from $1.7 billion

•	Operating ratio improved by 370 basis points to 56.5 percent(1)

•	Operating income rose 28 percent to $874 million, from $682 million(1)

“CP’s impressive fourth-quarter operating results are a testament to the hard work and dedication of our 13,000-strong CP family - who continue to safely and efficiently deliver for our customers and the North American economy,” said Keith Creel, CP President and CEO. “The power of the CP operating model is evident in the strong performance across the company. We set records across many lines of business in 2018, including Canadian grain, potash and domestic intermodal.”

CP continues to focus on a disciplined approach to sustainable, profitable growth - a plan rooted in the foundations of precision scheduled railroading. This approach in 2018 enabled CP to deliver its highest-ever revenues, lowest-ever yearly operating ratio and a 13th consecutive year leading Class 1 railways with the lowest train accident frequency.

FULL-YEAR 2018 RESULTS

•	Revenues increased 12 percent to $7.3 billion from $6.6 billion

•	Operating ratio improved to a record 61.3 percent(1)

•	Diluted EPS decreased 17 percent to $13.61 from $16.44, while adjusted diluted EPS rose 27 percent to $14.51 from $11.39

“2018 was a record by almost every measure and will be remembered as a watershed year for our company,” said Creel. “Our record operating results are proof that the CP family is committed to making this company the best it has ever been.”

FULL-YEAR 2019 GUIDANCE

•	Double-digit adjusted diluted EPS growth versus 2018 adjusted diluted EPS of $14.51

•	Mid-single digit volume growth, as measured in revenue ton miles

•	Capital expenditures of $1.6 billion

CP's guidance is based on the following key assumptions:

•	U.S.-to-Canadian dollar exchange rate of approximately 1.30

•	Effective tax rate of 25.5 to 26 percent

•	Other components of net periodic benefit recovery to increase by $11 million versus 2018

•	No material land sales

“Each day I look at our team of railroaders and I am proud to be their CEO,” Creel said. “We are entering 2019 with tremendous momentum and a commitment to operating the precision scheduled railroading model in its true form.”

CP will discuss its results with the financial community in a conference call beginning at 4:30 pm eastern time (2:30 pm mountain time) on January 23, 2019.
(1) 2017 comparative quarter's operating ratio was restated from 56.1% to 60.2% and operating income was restated from $753 million to $682 million. 2017 comparative year's operating ratio was restated from 57.4% to 61.6% and adjusted operating ratio was restated from 58.2% to 62.4%. These restatements reflect the adoption of the new accounting standard for the presentation of Other components of net periodic benefit recoveries, which is discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the three months and year ended December 31, 2018.
Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll free dial in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.
Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP's website at investor.cpr.ca

A replay of the fourth-quarter conference call will be available by phone through to February 13, 2019 at 416-849-0833 or toll free 1-855-859-2056, password 7988108.

Access to the webcast and audio file of the presentation will be made available at investor.cpr.ca
Non-GAAP Measures
For information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures. In this news release, CP has provided a forward looking non-GAAP measure. It is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results.
Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results. This news release contains forward-looking information relating, but not limited to, the success of our business, our operations, priorities and plans, anticipated financial and operational performance, including our 2019 full-year guidance, expected RTM and adjusted diluted EPS growth, business prospects, planned capital expenditures, programs and strategies. The purpose of the 2019 adjusted diluted EPS growth projection is to assist readers in understanding our expected and targeted financial results, and this information may not be appropriate for other purposes.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regarding to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income (including as specified in this news release); North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

FINANCIAL INFORMATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2018	2017	2018	2017
Revenues
Freight	$1,964	$1,667	$7,152	$6,375
Non-freight	42	46	164	179
Total revenues	2,006	1,713	7,316	6,554
Operating expenses
Compensation and benefits (Note 2)	378	340	1,468	1,309
Fuel	247	197	918	677
Materials	46	48	201	190
Equipment rents	31	34	130	142
Depreciation and amortization	180	168	696	661
Purchased services and other (Note 3)	250	244	1,072	1,056
Total operating expenses	1,132	1,031	4,485	4,035

Operating income	874	682	2,831	2,519
Less:
Other expense (income) (Note 4)	118	16	174	(178)
Other components of net periodic benefit recovery (Note 2)	(97)	(71)	(384)	(274)
Net interest expense	114	116	453	473
Income before income tax expense (recovery)	739	621	2,588	2,498
Income tax expense (recovery) (Note 5)	194	(363)	637	93
Net income	$545	$984	$1,951	$2,405

Earnings per share
Basic earnings per share	$3.84	$6.79	$13.65	$16.49
Diluted earnings per share	$3.83	$6.77	$13.61	$16.44

Weighted-average number of shares (millions)
Basic	141.8	145.0	142.9	145.9
Diluted	142.3	145.4	143.3	146.3

Dividends declared per share	$0.6500	$0.5625	$2.5125	$2.1875
Certain of the comparative figures have been reclassified in order to be consistent with the 2018 presentation (Note 2).
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2018	2017	2018	2017
Net income	$545	$984	$1,951	$2,405
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	(36)	(14)	(60)	24
Change in derivatives designated as cash flow hedges	2	8	38	19
Change in pension and post-retirement defined benefit plans	(535)	(33)	(449)	80
Other comprehensive (loss) income before income taxes	(569)	(39)	(471)	123
Income tax recovery (expense) on above items	180	13	169	(65)
Other comprehensive (loss) income	(389)	(26)	(302)	58
Comprehensive income	$156	$958	$1,649	$2,463
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	December 31	December 31
(in millions of Canadian dollars)	2018	2017
Assets
Current assets
Cash and cash equivalents	$61	$338
Accounts receivable, net	815	687
Materials and supplies	173	152
Other current assets	68	97
	1,117	1,274
Investments	203	182
Properties	18,418	17,016
Goodwill and intangible assets	202	187
Pension asset	1,243	1,407
Other assets	71	69
Total assets	$21,254	$20,135
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,449	$1,238
Long-term debt maturing within one year	506	746
	1,955	1,984
Pension and other benefit liabilities	718	749
Other long-term liabilities	237	231
Long-term debt	8,190	7,413
Deferred income taxes	3,518	3,321
Total liabilities	14,618	13,698
Shareholders’ equity
Share capital	2,002	2,032
Additional paid-in capital	42	43
Accumulated other comprehensive loss	(2,043)	(1,741)
Retained earnings	6,635	6,103
	6,636	6,437
Total liabilities and shareholders’ equity	$21,254	$20,135
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2018	2017	2018	2017
Operating activities
Net income	$545	$984	$1,951	$2,405
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	180	168	696	661
Deferred income taxes (Note 5)	101	(378)	256	(210)
Pension recovery and funding	(83)	(59)	(321)	(237)
Foreign exchange loss (gain) on long-term debt (Note 4)	113	14	168	(186)
Settlement of forward starting swaps on debt issuance	—	—	(24)	—
Other operating activities, net	(56)	(25)	(79)	(113)
Change in non-cash working capital balances related to operations	131	29	65	(138)
Cash provided by operating activities	931	733	2,712	2,182
Investing activities
Additions to properties	(467)	(445)	(1,551)	(1,340)
Proceeds from sale of properties and other assets (Note 3)	62	13	78	42
Other	16	(2)	15	3
Cash used in investing activities	(389)	(434)	(1,458)	(1,295)
Financing activities
Dividends paid	(93)	(81)	(348)	(310)
Issuance of CP Common Shares	8	6	24	45
Purchase of CP Common Shares (Note 6)	(544)	(13)	(1,103)	(381)
Issuance of long-term debt, excluding commercial paper	—	—	638	—
Repayment of long-term debt, excluding commercial paper	(9)	(15)	(753)	(32)
Settlement of forward starting swaps on de-designation	—	—	—	(22)
Cash used in financing activities	(638)	(103)	(1,542)	(700)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	7	—	11	(13)
Cash position
(Decrease) increase in cash and cash equivalents	(89)	196	(277)	174
Cash and cash equivalents at beginning of period	150	142	338	164
Cash and cash equivalents at end of period	$61	$338	$61	$338

Supplemental disclosures of cash flow information:
Income taxes paid	$88	$61	$318	$425
Interest paid	$83	$90	$463	$475
See Notes to Interim Consolidated Information.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at January 1, 2018	144.9	$2,032	$43	$(1,741)	$6,103	$6,437
Net income	—	—	—	—	1,951	1,951
Other comprehensive loss	—	—	—	(302)	—	(302)
Dividends declared	—	—	—	—	(358)	(358)
Effect of stock-based compensation expense	—	—	11	—	—	11
CP Common Shares repurchased (Note 6)	(4.6)	(66)	—	—	(1,061)	(1,127)
Shares issued under stock option plan	0.2	36	(12)	—	—	24
Balance at December 31, 2018	140.5	$2,002	$42	$(2,043)	$6,635	$6,636
Balance at January 1, 2017	146.3	$2,002	$52	$(1,799)	$4,371	$4,626
Net income	—	—	—	—	2,405	2,405
Other comprehensive income	—	—	—	58	—	58
Dividends declared	—	—	—	—	(319)	(319)
Effect of stock-based compensation expense	—	—	3	—	—	3
CP Common Shares repurchased (Note 6)	(1.9)	(27)	—	—	(354)	(381)
Shares issued under stock option plan	0.5	57	(12)	—	—	45
Balance at December 31, 2017	144.9	$2,032	$43	$(1,741)	$6,103	$6,437
See Notes to Interim Consolidated Financial Information.

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP”, or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for their fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). It does not include all disclosures required under GAAP for annual financial statements and should be read in conjunction with the 2017 annual consolidated financial statements and notes included in CP's 2017 Annual Report on Form 10-K and 2018 interim consolidated financial information. The accounting policies used are consistent with the accounting policies used in preparing the 2017 annual consolidated financial statements, except for the newly adopted accounting policies discussed in Note 2.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information include all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information.

2    Accounting changes

Implemented in 2018

Revenue from Contracts with Customers

On January 1, 2018, the Company adopted the new Accounting Standards Update ("ASU") 2014-09, issued by the Financial Accounting Standards Board ("FASB"), and all related amendments under FASB Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers, using the modified retrospective method. Comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods. The Company did not recognize any adjustment to the opening balance of retained earnings upon adoption of ASC Topic 606. There was no material impact to the Company’s net income on adoption of this new standard in 2018.
Compensation - Retirement Benefits

On January 1, 2018, the Company adopted the changes required under ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost under FASB ASC Topic 715, Retirement Benefits as issued by the FASB in March 2017. In accordance with the ASU, beginning on January 1, 2018, the Company reports the current service cost component of net periodic benefit cost in Compensation and benefits on the Company’s Consolidated Statements of Income, and reports the Other components of net periodic benefit recovery as a separate item outside of Operating income on the Company’s Consolidated Statements of Income. The Company has applied these changes in presentation retrospectively, which resulted in a decrease in Operating income of $71 million and $274 million for the three months and year ended December 31, 2017, respectively.

These changes in presentation do not result in any changes to net income or earnings per share.

The ASU also prospectively restricts capitalization of net periodic benefit costs to the current service cost component when applicable. This restriction has no impact on the Company’s operating income or amounts capitalized because the Company has and continues to only capitalize an appropriate portion of current service cost for self-constructed properties.

Derivatives and Hedging

In August 2017, the FASB issued ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities, under FASB ASC Topic 815, Derivatives and Hedging. This improves the financial reporting of hedging relationships to better portray the economic results of an entity's risk management activities in its financial statements. These amendments also make targeted improvements to simplify the application of the hedge accounting guidance in GAAP. The amendments require the entire change in the fair value of the hedging instrument to be recorded in Other comprehensive income for effective cash flow hedges. Consequently, any ineffective portion of the change in fair value will no longer be recorded to the Consolidated Statement of Income as it arises. While the amendments are effective for public entities beginning on January 1, 2019, early adoption is permitted and the Company early adopted this ASU effective January 1, 2018. Entities are required to apply the amendments in this update to hedging relationships existing on the date of adoption, reflected as a cumulative-effect adjustment as of the beginning of the fiscal year of adoption. Other amendments to presentation and disclosure are applied prospectively. No significant cumulative-effect adjustment was required.

Accumulated Other Comprehensive Income - Reclassification

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income under FASB ASC Topic 220, Income Statement - Reporting Comprehensive Income. The current standard ASC Topic 740, Income Taxes, requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date. This includes the tax effects of items in Accumulated other comprehensive income ("AOCI") that were originally recognized in Other comprehensive income, subsequently creating stranded tax effects. This ASU allows a reclassification from AOCI to Retained earnings for stranded tax effects specifically resulting from the U.S. federal government's recently enacted tax bill, the Tax Cuts and Jobs Act. The amendments are effective for public entities beginning on January 1, 2019 and early adoption is permitted. Entities are required to apply these amendments either in the period of adoption or retrospectively to each period in which the effect of the change in tax rate from the Tax Cuts and Jobs Act was recognized. The Company early adopted this ASU effective January 1, 2018, electing not to change AOCI, Retained earnings or disclosure in the Company's Interim Consolidated Financial Statements.

3     Dispositions of properties

During the fourth quarter of 2018, the Company completed the sale of the Bass Lake Spur for gross proceeds of $37 million (U.S. $27 million). The company recorded a gain on sale of $35 million ($26 million after tax) within "Purchased services and other" in the interim consolidated statement of income.

4    Other expense (income)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2018	2017	2018	2017
Foreign exchange loss (gain) on long-term debt	$113	$14	$168	$(186)
Other foreign exchange losses (gains)	1	(2)	3	(7)
Insurance recovery of legal settlement	—	—	—	(10)
Charge on hedge roll and de-designation	—	—	—	13
Other	4	4	3	12
Other expense (income)	$118	$16	$174	$(178)
"Other expense (income)" was previously presented as "Other income and charges" in the Company's Consolidated Statements of Income. This change in presentation has no impact on the components within this line item.

5    Income taxes

During the fourth quarter of 2018, there were no changes in federal, provincial or state corporate income tax rates that required a revaluation of deferred income tax balances. For the year ended December 31, 2018, revaluations of deferred tax balances associated with decreases in the Iowa and Missouri state corporate income tax rates in the second quarter totaled a net recovery of $21 million.

On December 22, 2017, the United States ("U.S.") enacted the “Tax Cuts and Jobs Act” which has been commonly referred to as
U.S. tax reform. A significant change under this reform was the reduction of the U.S. federal statutory corporate income tax rate from 35% to 21% beginning in 2018. As a result of this and other corporate income tax rate increases in the provinces of British Columbia and Saskatchewan, the Company revalued its deferred income tax balances accordingly. The revaluation of deferred tax associated with these tax rate changes total a net recovery of $527 million in the fourth quarter of 2017 reducing income tax expense of the period. For the full year in 2017, revaluations of deferred tax balances associated with changes in rates total a net recovery of $541 million.

6    Shareholders' equity

On October 19, 2018, the Company announced a new normal course issuer bid ("NCIB"), commencing October 24, 2018, to purchase up to 5.68 million Common Shares for cancellation before October 23, 2019.

All purchases were made in accordance with the NCIB at prevalent market prices plus brokerage fees, or such other prices that were permitted by the Toronto Stock Exchange, with consideration allocated to share capital up to the average carrying amount of the shares, and any excess allocated to retained earnings.

The following table describes activities under the share repurchase program:

	For the three months ended December 31		For the year ended December 31
	2018	2017	2018	2017
Number of Common Shares repurchased(1)	2,187,200	59,800	4,683,162	1,888,100
Weighted-average price per share(2)	$259.74	$215.90	$240.68	$201.53
Amount of repurchase (in millions)(2)	$568	$13	$1,127	$381
(1) Includes shares repurchased but not yet cancelled at quarter end.
(2) Includes brokerage fees.

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2018	2017	Total Change	% Change	2018	2017	Total Change	% Change

Revenues
Freight	$1,964	$1,667	$297	18	$7,152	$6,375	$777	12
Non-freight	42	46	(4)	(9)	164	179	(15)	(8)
Total revenues	2,006	1,713	293	17	7,316	6,554	762	12

Operating expenses
Compensation and benefits(1)	378	340	38	11	1,468	1,309	159	12
Fuel	247	197	50	25	918	677	241	36
Materials	46	48	(2)	(4)	201	190	11	6
Equipment rents	31	34	(3)	(9)	130	142	(12)	(8)
Depreciation and amortization	180	168	12	7	696	661	35	5
Purchased services and other	250	244	6	2	1,072	1,056	16	2
Total operating expenses(1)	1,132	1,031	101	10	4,485	4,035	450	11

Operating income(1)	874	682	192	28	2,831	2,519	312	12

Less:
Other expense (income)	118	16	102	638	174	(178)	352	(198)
Other components of net periodic benefit recovery(1)	(97)	(71)	(26)	37	(384)	(274)	(110)	40
Net interest expense	114	116	(2)	(2)	453	473	(20)	(4)

Income before income tax expense (recovery)	739	621	118	19	2,588	2,498	90	4

Income tax expense (recovery)	194	(363)	557	(153)	637	93	544	585

Net income	$545	$984	$(439)	(45)	$1,951	$2,405	$(454)	(19)
Operating ratio (%)(1)	56.5	60.2	(3.7)	(370) bps	61.3	61.6	(0.3)	(30) bps

Basic earnings per share	$3.84	$6.79	$(2.95)	(43)	$13.65	$16.49	$(2.84)	(17)

Diluted earnings per share	$3.83	$6.77	$(2.94)	(43)	$13.61	$16.44	$(2.83)	(17)

Shares Outstanding
Weighted average number of shares outstanding (millions)	141.8	145.0	(3.2)	(2)	142.9	145.9	(3.0)	(2)
Weighted average number of diluted shares outstanding (millions)	142.3	145.4	(3.1)	(2)	143.3	146.3	(3.0)	(2)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.76	0.79	(0.03)	(4)	0.77	0.77	—	—
Average foreign exchange rate (Canadian$/US$)	1.32	1.27	0.05	4	1.30	1.30	—	—

(1)
2017 comparative period figures have been restated for the retrospective adoption of Accounting Standards Update ("ASU") ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.

Summary of Rail Data (Continued)

	Fourth Quarter					Year
Commodity Data	2018	2017	Total Change	% Change	FX Adjusted % Change(1)	2018	2017	Total Change	% Change	FX Adjusted % Change(1)

Freight Revenues (millions)
- Grain	$453	$425	$28	7	5	$1,566	$1,532	$34	2	2
- Coal	187	153	34	22	21	673	631	42	7	7
- Potash	128	101	27	27	24	486	411	75	18	19
- Fertilizers and sulphur	72	60	12	20	18	243	241	2	1	1
- Forest products	73	63	10	16	12	284	265	19	7	8
- Energy, chemicals and plastics	369	247	122	49	46	1,243	898	345	38	39
- Metals, minerals, and consumer products	202	187	15	8	5	797	739	58	8	8
- Automotive	75	70	5	7	4	322	293	29	10	11
- Intermodal	405	361	44	12	11	1,538	1,365	173	13	13

Total Freight Revenues	$1,964	$1,667	$297	18	16	$7,152	$6,375	$777	12	12

Freight Revenue per Revenue Ton-Mile (RTM) (cents)
- Grain	4.46	4.21	0.25	6	4	4.25	4.10	0.15	4	4
- Coal	3.23	2.82	0.41	15	14	3.00	2.78	0.22	8	8
- Potash	2.77	2.62	0.15	6	3	2.65	2.61	0.04	2	2
- Fertilizers and sulphur	6.27	5.91	0.36	6	3	6.00	6.27	(0.27)	(4)	(4)
- Forest products	6.24	5.79	0.45	8	5	5.96	5.92	0.04	1	1
- Energy, chemicals and plastics	4.74	4.10	0.64	16	13	4.47	4.21	0.26	6	6
- Metals, minerals, and consumer products	7.24	6.32	0.92	15	11	6.72	6.44	0.28	4	4
- Automotive	25.18	22.91	2.27	10	6	23.92	22.15	1.77	8	8
- Intermodal	5.90	5.65	0.25	4	3	5.76	5.62	0.14	2	2

Total Freight Revenue per RTM	4.84	4.49	0.35	8	6	4.64	4.47	0.17	4	4

Freight Revenue per Carload
- Grain	$3,945	$3,690	$255	7	5	$3,645	$3,477	$168	5	5
- Coal	2,404	2,106	298	14	14	2,211	2,061	150	7	7
- Potash	3,126	2,916	210	7	5	3,071	2,988	83	3	3
- Fertilizers and sulphur	4,450	4,118	332	8	5	4,186	4,178	8	—	1
- Forest products	4,235	3,974	261	7	4	4,139	4,036	103	3	3
- Energy, chemicals and plastics	4,004	3,271	733	22	20	3,715	3,333	382	11	12
- Metals, minerals, and consumer products	3,226	2,911	315	11	8	3,161	2,894	267	9	9
- Automotive	2,991	2,776	215	8	4	2,975	2,785	190	7	7
- Intermodal	1,541	1,384	157	11	10	1,499	1,370	129	9	9

Total Freight Revenue per Carload	$2,767	$2,455	$312	13	11	$2,611	$2,420	$191	8	8

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
Commodity Data (Continued)	2018	2017	Total Change	% Change	2018	2017	Total Change	% Change

Millions of RTM
- Grain	10,158	10,103	55	1	36,856	37,377	(521)	(1)
- Coal	5,786	5,430	356	7	22,443	22,660	(217)	(1)
- Potash	4,621	3,832	789	21	18,371	15,751	2,620	17
- Fertilizers and sulphur	1,149	1,012	137	14	4,051	3,849	202	5
- Forest products	1,167	1,094	73	7	4,763	4,484	279	6
- Energy, chemicals and plastics	7,783	6,025	1,758	29	27,830	21,327	6,503	30
- Metals, minerals, and consumer products	2,791	2,956	(165)	(6)	11,858	11,468	390	3
- Automotive	300	305	(5)	(2)	1,347	1,321	26	2
- Intermodal	6,868	6,402	466	7	26,688	24,303	2,385	10

Total RTMs	40,623	37,159	3,464	9	154,207	142,540	11,667	8

Carloads (thousands)
- Grain	114.9	115.1	(0.2)	—	429.4	440.7	(11.3)	(3)
- Coal	77.6	72.7	4.9	7	304.3	306.0	(1.7)	(1)
- Potash	41.0	34.5	6.5	19	158.4	137.4	21.0	15
- Fertilizers and sulphur	16.2	14.5	1.7	12	58.1	57.7	0.4	1
- Forest products	17.1	16.0	1.1	7	68.6	65.8	2.8	4
- Energy, chemicals and plastics	92.2	75.5	16.7	22	334.6	269.5	65.1	24
- Metals, minerals, and consumer products	62.6	64.2	(1.6)	(2)	252.2	255.3	(3.1)	(1)
- Automotive	25.3	25.2	0.1	—	108.3	105.1	3.2	3
- Intermodal	263.0	261.3	1.7	1	1,025.9	996.7	29.2	3

Total Carloads	709.9	679.0	30.9	5	2,739.8	2,634.2	105.6	4

	Fourth Quarter					Year
	2018	2017	Total Change	% Change	FX Adjusted % Change(1)	2018	2017	Total Change	% Change	FX Adjusted % Change(1)

Operating Expenses (millions)
Compensation and benefits(2)	$378	$340	$38	11	10	$1,468	$1,309	$159	12	12
Fuel	247	197	50	25	22	918	677	241	36	36
Materials	46	48	(2)	(4)	(6)	201	190	11	6	6
Equipment rents	31	34	(3)	(9)	(11)	130	142	(12)	(8)	(8)
Depreciation and amortization	180	168	12	7	6	696	661	35	5	5
Purchased services and other	250	244	6	2	1	1,072	1,056	16	2	2

Total Operating Expenses(2)	$1,132	$1,031	$101	10	8	$4,485	$4,035	$450	11	11

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

(2)
2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
	2018	2017 (1)	Total Change	% Change	2018	2017 (1)	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	72,786	65,296	7,490	11	275,362	252,195	23,167	9
Train miles (thousands)	8,504	7,845	659	8	32,312	30,632	1,680	5
Average train weight - excluding local traffic (tons)	9,152	8,897	255	3	9,100	8,806	294	3
Average train length - excluding local traffic (feet)	7,360	7,276	84	1	7,313	7,214	99	1
Average terminal dwell (hours)	6.5	6.9	(0.4)	(6)	6.8	6.6	0.2	3
Average train speed (mph)(2)	22.6	21.9	0.7	3	21.5	22.6	(1.1)	(5)
Fuel efficiency(3)	0.956	0.984	(0.028)	(3)	0.953	0.980	(0.027)	(3)
U.S. gallons of locomotive fuel consumed (millions)(4)	69.6	63.9	5.7	9	262.5	245.3	17.2	7
Average fuel price (U.S. dollars per U.S. gallon)	2.71	2.43	0.28	12	2.72	2.16	0.56	26

Total Employees and Workforce

Total employees (average)(5)	12,912	12,165	747	6	12,695	12,034	661	5
Total employees (end of period)(5)	12,770	12,163	607	5	12,770	12,163	607	5
Workforce (end of period)(6)	12,793	12,242	551	5	12,793	12,242	551	5

Safety Indicators

FRA personal injuries per 200,000 employee-hours	1.42	1.66	(0.24)	(14)	1.47	1.65	(0.18)	(11)
FRA train accidents per million train miles	0.64	0.93	(0.29)	(31)	1.10	0.99	0.11	11

(1)
Certain figures have been revised to conform with current presentation or have been updated to reflect new information as certain operating statistics are estimated and can continue to be updated as actuals settle.

(2)
Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It excludes delay time related to customer or foreign railways, and also excludes the time and distance travelled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.

(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs – freight and yard.

(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.

(5)	An employee is defined as an individual currently engaged in full-time or part-time employment with CP.

(6)	Workforce is defined as total employees plus contractors and consultants.

Non-GAAP Measures

The Company presents non-GAAP measures including Free cash to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information presented in accordance with GAAP.

Non-GAAP Performance Measures

The Company uses Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange ("FX") impact of translating the Company’s U.S. dollar denominated long-term debt, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for 2018 and 2017 include:

2018:

•	in the second quarter, a deferred tax recovery of $21 million due to reductions in the Missouri and Iowa state tax rates that favourably impacted Diluted EPS by 15 cents; and

•	during the course of the year, a net non-cash loss of $168 million ($150 million after deferred tax) due to FX translation of the Company's U.S dollar-denominated debt as follows:

•	in the fourth quarter, a $113 million loss ($103 million after deferred tax) that unfavourably impacted Diluted EPS by 72 cents;

•	in the third quarter, a $38 million gain ($33 million after deferred tax) that favourably impacted Diluted EPS by 23 cents;

•	in the second quarter, a $44 million loss ($38 million after deferred tax) that unfavourably impacted Diluted EPS by 27 cents; and

•	in the first quarter, a $49 million loss ($42 million after deferred tax) that unfavourably impacted Diluted EPS by 29 cents.

2017:

•	in the second quarter, a charge on hedge roll and de-designation of $13 million ($10 million after deferred tax) that unfavourably impacted Diluted EPS by 7 cents;

•	in the second quarter, an insurance recovery of a legal settlement of $10 million ($7 million after current tax) that favourably impacted Diluted EPS by 5 cents;

•
in the first quarter, a management transition recovery of $51 million related to the retirement of Mr. E. Hunter Harrison as CEO of CP ($39 million after deferred tax) that favourably impacted Diluted EPS by 27 cents;

•	during the course of the year, a net deferred tax recovery of $541 million as a result of changes in income tax rates as follows:

•	in the fourth quarter, a deferred tax recovery of $527 million, primarily due to the U.S. tax reform, that favourably impacted Diluted EPS by $3.63;

•	in the third quarter, a deferred tax expense of $3 million as a result of the change in the Illinois state corporate income tax rate that unfavourably impacted Diluted EPS by 2 cents;

•	in the second quarter, a deferred tax recovery of $17 million as a result of the change in the Saskatchewan provincial corporate income tax rate that favourably impacted Diluted EPS by 12 cents; and

•	during the course of the year, a net non-cash gain of $186 million ($162 million after deferred tax) due to FX translation of the Company’s U.S. dollar-denominated debt as follows:

•	in the fourth quarter, a $14 million loss ($12 million after deferred tax) that unfavourably impacted Diluted EPS by 8 cents;

•	in the third quarter, a $105 million gain ($91 million after deferred tax) that favourably impacted Diluted EPS by 62 cents;

•	in the second quarter, a $67 million gain ($59 million after deferred tax) that favourably impacted Diluted EPS by 40 cents; and

•	in the first quarter, a $28 million gain ($24 million after deferred tax) that favourably impacted Diluted EPS by 16 cents.

2019 Outlook

As a result of a 2019 plan built on sustainable, profitable, growth along with further productivity improvement, CP expects mid-single digit revenue ton mile ("RTM") growth and double-digit adjusted diluted EPS growth. CP expectations for adjusted diluted EPS growth in 2019 are based on adjusted diluted EPS of $14.51 in 2018. As CP continues to enhance the service, productivity and safety of the network, the company plans to invest approximately $1.6 billion in capital programs. CP’s outlook assumes a U.S.-to-Canadian dollar exchange rate of approximately $1.30, an effective tax rate of 25.5 to 26 percent, and no material land sales. CP estimates other components of net periodic benefit recovery to increase by approximately $11 million versus 2018.

Adjusted diluted EPS is defined and discussed further below. Although CP has provided a forward-looking non-GAAP measure, it is not practicable to provide a reconciliation to a forward-looking reported Diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In past years, CP has recognized significant asset impairment charges and management transition costs related to senior executives. These or other similar, large unforeseen transactions affect Diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the Canadian-to-U.S. dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s U.S. dollar denominated long-term debt from Adjusted diluted EPS. Please see forward-looking Information in this Earnings Release for further discussion.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the non-GAAP measures for the three months and year ended December 31, 2018 and 2017:

Adjusted income is calculated as Net income reported on a GAAP basis less significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2018	2017	2018	2017
Net income as reported	$545	$984	$1,951	$2,405
Less significant items (pretax):
Insurance recovery of legal settlement	—	—	—	10
Charge on hedge roll and de-designation	—	—	—	(13)
Management transition recovery	—	—	—	51
Impact of FX translation on U.S. dollar-denominated debt	(113)	(14)	(168)	186
Add:
Tax effect of adjustments(1)	(10)	(2)	(18)	36
Income tax rate changes	—	(527)	(21)	(541)
Adjusted income	$648	$469	$2,080	$1,666
(1) The tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the applicable tax rate for the above items of 9.28% and 10.64% for the three months and year ended December 31, 2018, and 13.28% and 15.27% for the three months and year ended December 31, 2017, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted shares outstanding during the period as determined in accordance with GAAP.

	For the three months ended December 31		For the year ended December 31
	2018	2017	2018	2017
Diluted earnings per share as reported	$3.83	$6.77	$13.61	$16.44
Less significant items (pretax):
Insurance recovery of legal settlement	—	—	—	0.07
Charge on hedge roll and de-designation	—	—	—	(0.09)
Management transition recovery	—	—	—	0.35
Impact of FX translation on U.S. dollar-denominated debt	(0.79)	(0.09)	(1.17)	1.27
Add:
Tax effect of adjustments(1)	(0.07)	(0.01)	(0.12)	0.25
Income tax rate changes	—	(3.63)	(0.15)	(3.70)
Adjusted diluted earnings per share	$4.55	$3.22	$14.51	$11.39
(1) The tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the applicable tax rate for the above items of 9.28% and 10.64% for the three months and year ended December 31, 2018, and 13.28% and 15.27% for the three months and year ended December 31, 2017, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2018	2017	2018	2017
Operating income as reported(1)	$874	$682	$2,831	$2,519
Less significant item:
Management transition recovery	—	—	—	51
Adjusted operating income(1)	$874	$682	$2,831	$2,468
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.

Adjusted operating ratio excludes those significant items that are reported within Operating income.

	For the three months ended December 31		For the year ended December 31
	2018	2017	2018	2017
Operating ratio as reported(1)	56.5%	60.2%	61.3%	61.6%
Less significant item:
Management transition recovery	—	—	—	(0.8)
Adjusted operating ratio(1)	56.5%	60.2%	61.3%	62.4%
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.

ROIC and Adjusted ROIC

ROIC is calculated as Operating income less Other expense (income) and Other components of net periodic benefit recovery, tax effected at the Company's annualized effective tax rate, divided by the sum of total Shareholders' equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing, as presented in the Company's Consolidated Financial Statements, averaged between the beginning and ending balance over a rolling twelve-month period. Adjusted ROIC excludes Other components of net periodic benefit recovery, and significant items reported in Operating income and Other expense (income) in the Company's Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount. Total Shareholders' equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing is similarly adjusted for the impact of periodic significant items, net of tax, on closing balances as part of this average. ROIC and Adjusted ROIC are all-encompassing performance measures that measure how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management and are important performance criteria in determining certain elements of the Company's long-term incentive plan.

Calculation of ROIC and Adjusted ROIC

	For the year ended December 31
(in millions, except for percentages)	2018	2017
Operating income(1)	$2,831	$2,519
Less:
Other expense (income)	174	(178)
Other components of net periodic benefit recovery(1)	(384)	(274)
Tax(2)	749	111
	$2,292	$2,860
Average of total shareholders' equity, long-term debt, long-term debt maturing within one year and short-term borrowing	$14,964	$13,961
ROIC	15.3%	20.5%
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.
(2) Tax was calculated at the annualized effective tax rate of 24.64% and 3.74% for each of the above items for the years presented, respectively.

	For the year ended December 31
(in millions, except for percentages)	2018	2017
Adjusted operating income(1)	$2,831	$2,468
Less:
Other expense (income)	174	(178)
Other components of net periodic benefit recovery(1)	(384)	(274)
Add significant items (pretax):
Insurance recovery of legal settlement	—	(10)
Charge on hedge roll and de-designation	—	13
Impact of FX translation on U.S. dollar-denominated debt	168	(186)
Less:
Tax(2)	788	724
	$2,421	$2,013
Average of total shareholders' equity, long-term debt, long-term debt maturing within one year and short-term borrowing	$14,964	$13,961
Add:
Impact of periodic significant items net of tax on the above average	(11)	(289)
Adjusted average for the twelve months of total shareholders' equity, long-term debt, long-term debt maturing within one year and short-term borrowing	$14,953	$13,672
Adjusted ROIC	16.2%	14.7%
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.
(2) Tax was calculated at the adjusted annualized effective tax rate of 24.55% and 26.42% for each of the above items for the years presented, respectively.

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, and the cash settlement of hedges settled upon issuance of debt. Free cash is a measure that management considers to be an indicator of liquidity. Free cash is useful to investors and other external users of the consolidated financial statements as it assists with the evaluation of the Company's ability to generate cash from its operations without incurring additional external financing. The cash settlement of forward starting swaps that occurred in the second quarter of 2018 in conjunction with the issuance of long-term debt is not an indicator of CP's ongoing cash generating ability and therefore has been excluded from free cash. Positive Free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative Free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended December 31		For the year ended December 31
(in millions)	2018	2017	2018	2017
Cash provided by operating activities	$931	$733	$2,712	$2,182
Cash used in investing activities	(389)	(434)	(1,458)	(1,295)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	7	—	11	(13)
Settlement of forward starting swaps upon debt issuance	—	—	24	—
Free cash	$549	$299	$1,289	$874

FX Adjusted Variance

FX adjusted variance allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

	For the three months ended December 31
(in millions)	Reported 2018	Reported 2017	Variance due to FX	FX Adjusted 2017	FX Adjusted % Change
Freight revenues by line of business
Grain	$453	$425	$8	$433	5
Coal	187	153	1	154	21
Potash	128	101	2	103	24
Fertilizers & sulphur	72	60	1	61	18
Forest products	73	63	2	65	12
Energy, chemicals & plastics	369	247	6	253	46
Metals, minerals & consumer products	202	187	5	192	5
Automotive	75	70	2	72	4
Intermodal	405	361	4	365	11
Total freight revenues	1,964	1,667	31	1,698	16
Non-freight revenues	42	46	—	46	(9)
Total revenues	2,006	1,713	31	1,744	15
Compensation and benefits(1)	378	340	4	344	10
Fuel	247	197	6	203	22
Materials	46	48	1	49	(6)
Equipment rents	31	34	1	35	(11)
Depreciation and amortization	180	168	2	170	6
Purchased services and other	250	244	4	248	1
Total operating expenses(1)	1,132	1,031	18	1,049	8
Operating income(1)	$874	$682	$13	$695	26
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.

	For the year ended December 31
(in millions)	Reported 2018	Reported 2017	Variance due to FX	FX Adjusted 2017	FX Adjusted % Change
Freight revenues by line of business
Grain	$1,566	$1,532	$—	$1,532	2
Coal	673	631	—	631	7
Potash	486	411	(1)	410	19
Fertilizers & sulphur	243	241	(1)	240	1
Forest products	284	265	(1)	264	8
Energy, chemicals & plastics	1,243	898	(1)	897	39
Metals, minerals & consumer products	797	739	(1)	738	8
Automotive	322	293	(2)	291	11
Intermodal	1,538	1,365	(1)	1,364	13
Total freight revenues	7,152	6,375	(8)	6,367	12
Non-freight revenues	164	179	—	179	(8)
Total revenues	7,316	6,554	(8)	6,546	12
Compensation and benefits(1)	1,468	1,309	(1)	1,308	12
Fuel	918	677	—	677	36
Materials	201	190	—	190	6
Equipment rents	130	142	—	142	(8)
Depreciation and amortization	696	661	—	661	5
Purchased services and other	1,072	1,056	(3)	1,053	2
Total operating expenses(1)	4,485	4,035	(4)	4,031	11
Operating income(1)	$2,831	$2,519	$(4)	$2,515	13
(1) 2017 comparative period figures have been restated for the retrospective adoption of ASU 2017-07, discussed further in Note 2 Accounting changes in CP's Interim Consolidated Financial Information for the period ended December 31, 2018.